Securities and Exchange Commission

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 29, 2005

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, TX 75205
(Address of Principal Executive Offices and Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 29, 2005, Earth Biofuels, Inc. executed a stock purchase agreement to acquire 100% of the stock of The Wing Sail Company, Inc., dba Distribution Drive, effective October 1, 2005. This transaction was closed on February 28, 2006. In consideration for the sale to the Company of all of the outstanding shares of Distribution Drive, the Company will issue 6,667,800 restricted shares of its common stock. The full text of the February 28, 2006 closing letter agreement is attached as an exhibit to this filing.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The Company has closed an acquisition of 100% of the stock of The Wing Sail Company, Inc., dba Distribution Drive pursuant to the stock purchase agreement and closing letter agreement described in Item 1.01 above.

Section 9 – Financial Statements and Exhibits.

Item 9.01.    Financial Statements and Exhibits.

Exhibit 10.1          February 28, 2006 closing letter agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.
(Registrant)

Date: March 2, 2006	By:	/s/ Dennis McLaughlin
Dennis McLaughlin
Chief Executive Officer